Exhibit 99.1

Company Contact:	IR Contact:
Joseph Dwyer	Matthew Hayden
AXS-One Inc.	Hayden Communications
jdwyer@axsone.com	matt@haydenir.com
(201) 935-3400	(858) 704-5065

AXS-One Reports Financial Results
For Second Quarter of 2005

RUTHERFORD, N.J., July 28, 2005 / PRNewswire-FirstCall / — AXS-One Inc. (Amex: AXO), a leading provider of high performance Records Compliance Management (RCM) software solutions today announced its financial results for the second quarter and six-month period ended June 30, 2005.

Total revenues for the second quarter were $7.5 million, a decrease of 21 percent, compared with revenues of $9.5 million in the second quarter of 2004. License revenues for the second quarter decreased to $0.5 million from $1.0 million in the second quarter of 2004. Records Compliance Management (RCM) license revenues were $0.3 million compared to $0.8 million in the second quarter of 2004. Total operating expenses were $11.6 million compared to $12.0 million in the second quarter of 2004. The Company reported a net loss of $4.4 million for the second quarter, or ($0.15) per diluted share compared to a net loss of $2.6 million in the second quarter of last year or ($0.09) per diluted share.

"We are clearly disappointed that we did not close several pending deals in the second quarter," said Bill Lyons, chairman and CEO of AXS-One. "While we experienced significant deal slippage during the quarter, AXS-One and our partners have closed in July a number of these deals representing approximately $1.6 million in license revenue, more than 90% of which was generated by RCM products, resulting in the best first month of a quarter in more than three years. This includes a major West Coast health care company closed with a partner along with a significant direct sale to a leading international financial services provider. Going into the third quarter, we have streamlined the company to substantially reduce costs and generate license and service revenue." The $1.6 million of license deals closed this month may or may not be recognized in the company's third quarter financial statements, subject to meeting contractual commitments and revenue recognition criteria in accordance with GAAP.

Mr. Lyons continued, "We have taken the necessary steps to ensure our future success. We raised $6.075 million through an equity private placement in June, with an additional $675,000 of proceeds committed from management and the board, subject to shareholder approval. We are targeting annual cost savings of approximately $4 million per year principally from a reduction in workforce effective June 30 which trimmed the expense structure, as well as a reduction of executive salaries. The result was an overall reduction during the second quarter of 33 positions, including several executives, which collectively represented 13% of the total employee count. Finally, we made some considerable changes within our sales organization. We are confident that these necessary measures will enable us to improve our financial and sales performance."

Mr. Lyons concluded, "While the results of the second quarter are extremely disappointing, we continue to believe that the market for Records Compliance Management Solutions is still just emerging. The growth opportunity is substantial and our ability to close business in the past month provides initial validation for this premise. We have significantly expanded the quality and depth of our validated pipeline and have made substantial progress on closing these potential deals. We look forward to a continuation of these trends through the remainder of 2005."

Highlights from the Second Quarter include:

•	$6.075 million raised in an equity private placement.

•	Release of AXS-One Compliance Platform Version 3.5, featuring AXS-One Rapid-AXS. Benchmark figures point to a new record for search performance with a very low total cost of ownership, providing AXS-One with an industry leading price-performance ratio.

•	First implementation of AXS-One Compliance Platform to address Sarbanes-Oxley requirements completed.

•	MONY Group wins industry regulation compliance and corporate governance category industry award from Storage Networking World for successful implementation of AXS-One solution.

Conference call information

Management will conduct a conference call to discuss these results at 5:00 p.m. Eastern on July 28, 2005. Interested parties can participate in the call by dialing 706-645-0399 or can access the webcast at www.axsone.com. The webcast will be archived for 30 days following the call. Interested parties may submit questions during the conference call by e-mail to IR@axsone.com. Interested parties may listen to the call via a live webcast that will be available via the company website www.axsone.com. Interested parties should access the webcast approximately 10-15 minutes before the scheduled start time.

About AXS-One Inc.

AXS-One (AMEX: AXO) is a leading provider of high performance Records Compliance Management solutions. The AXS-One Compliance Platform enables organizations to implement secure, scalable and enforceable policies that address records management for corporate governance, legal discovery and industry regulations such as SEC17a-4, NASD 3010, Sarbanes-Oxley, HIPAA, The Patriot Act and Gramm-Leach Bliley. AXS-One's award-winning technology has been critically acclaimed as best of class and delivers digital archiving, business process management, electronic document delivery and integrated records disposition and discovery for e-mail, instant messaging, images, SAP and other corporate records. Founded in 1979, and headquartered in Rutherford, NJ, AXS-One has offices worldwide including in the United States, Australia, Singapore, United Kingdom and South Africa. For further information, visit the AXS-One website at http://www.axsone.com.

AXS-One, the AXS-One logo, "Access Tomorrow Today," AXSPoint, and TransAXS are registered trademarks of, and AXS-One Compliance Platform, AXS-One Retention Manager, AXS-One Rapid-AXS, "The Records Compliance Management Company", e-Cellerator, AXS Desk, "AXS-One Collaboration FrameWorks," SMART, AXS-Link and Tivity are trademarks of, AXS-One Inc., in the U.S. All other company and product names are trademarks or registered trademarks of their respective companies.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to recognize any revenue or satisfy all contractual commitments on the $1.6 million of license contracts signed in July 2005, our ability to achieve annual cost savings; our ability to improve financial and sales performance; potential vulnerability to technological obsolescence; the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; potential difficulties in managing growth; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in AXO's Securities and Exchange Commission filings.

-Tables Follow-

AXS-ONE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$7,022	$4,809
Accounts receivable, net of allowance for doubtful accounts	3,216	6,084
Due from joint venture	106	68
Prepaid expenses and other current assets	756	1,283
Total current assets	11,100	12,244
Equipment and leasehold improvements, net of accumulated depreciation	462	509
Capitalized software development costs, net of accumulated amortization	1,462	1,886
Other assets	53	142
Total assets	$13,077	$14,781
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	5,362	5,687
Due to joint venture	—	29
Deferred revenue	9,048	9,786
Total current liabilities	14,410	15,502
Long-term deferred revenue	168	303
Stockholders' deficit	(1,501)	(1,024)
Total liabilities and stockholders' deficit	$13,077	$14,781

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.

AXS-ONE INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenues:
License fees	$518	$1,004	$1,540	$3,464
Services	6,944	8,451	13,960	16,862
Other-related parties	17	50	37	101
Total revenues	7,479	9,505	15,537	20,427

Operating expenses:
Cost of license fees	406	375	770	786
Cost of services	4,383	4,528	9,042	8,797
Sales and marketing	2,523	2,455	5,111	4,425
Research and development	2,034	2,037	4,135	3,936
General and administrative	1,437	1,530	2,785	3,097
Restructuring and other costs	863	1,103	863	1,103
Total operating expenses	11,646	12,028	22,706	22,144
Operating loss	(4,167)	(2,523)	(7,169)	(1,717)
Other income (expense):
Interest income	28	40	58	65
Interest expense	(1)	(2)	(1)	(14)
Equity in losses of joint ventures	(3)	(49)	(27)	(82)
Other expense, net	(241)	(18)	(414)	(51)
Other expense, net	(217)	(29)	(384)	(82)
Net loss before income taxes	(4,384)	(2,552)	(7,553)	(1,799)
Income tax (provision) benefit	25	(28)	25	(28)
Net loss	$(4,359)	$(2,580)	$(7,528)	$(1,827)
Basic and diluted net loss per common share	$(0.15)	$(0.09)	$(0.26)	$(0.07)
Weighted average basic and diluted common shares outstanding	30,016	27,915	29,300	26,582

The unaudited financial information included in this document is intended only as summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Company (including the Notes thereto, which set forth important information) contained in its Reports on Form 10-K and 10-Q filed by the Company with the U.S. Securities and Exchange Commission (SEC). Such reports are available on the public EDGAR electronic filing system maintained by the SEC.

This press release contains forward-looking statements. Such statements are only predictions, and actual events or results may differ materially. All forward-looking statements involve risks and uncertainties, including, without limitation, the risks detailed in the Company's documents and reports filed from time to time with the Securities and Exchange Commission.